Exhibit 99.1
CVR Refining Reports 2014 Fourth Quarter and Full Year Results
And Announces Cash Distribution of 37 Cents

SUGAR LAND, Texas (Feb. 19, 2015) - CVR Refining, LP (NYSE: CVRR), a refiner and marketer of petroleum fuels, today announced net income of $358.7 million on net sales of $8,829.7 million for full year 2014, compared to net income of $590.4 million on net sales of $8,683.5 million for full year 2013. Adjusted EBITDA, a non-GAAP financial measure, for full year 2014 was $621.6 million, compared to adjusted EBITDA of $712.0 million for the previous year.

For the fourth quarter 2014, the company reported a net loss of $108.5 million on net sales of $1,772.8 million, compared to a net loss of $110.2 million on net sales of $2,360.9 million for the fourth quarter of 2013. Net income for the 2014 fourth quarter was negatively affected by an unfavorable first-in, first-out (FIFO) accounting impact of $154.6 million.

Fourth quarter 2014 adjusted EBITDA was $104.6 million compared to adjusted EBITDA of $117.5 million for the 2013 fourth quarter.

“Our fourth quarter results were significantly impacted by volatile crude and product markets, which resulted in low refining margins in December,” said Jack Lipinski, chief executive officer. “Our results were further impacted by a 16-day outage of the Fluid Catalytic Cracking Unit at the Wynnewood refinery.

“Refining margins have significantly improved since mid-January,” Lipinski continued. “In addition, our refineries have operated well year to date.”

Consolidated Operations

Fourth quarter 2014 throughputs of crude oil and all other feedstocks and blendstocks totaled 212,263 barrels per day (bpd). Throughputs of crude oil and all other feedstocks and blendstocks for both refineries totaled 216,876 bpd for the same period in 2013.

Refining margin adjusted for FIFO impact per crude oil throughput barrel, a non-GAAP financial measure, was $11.28 in the 2014 fourth quarter, compared to $11.48 during the same period in 2013. Direct operating expenses, including major scheduled turnaround expenses, per barrel sold, exclusive of depreciation and amortization, for the 2014 fourth quarter was $5.76, compared to $4.27 in the fourth quarter of 2013.

Distributions

CVR Refining also announced today a fourth quarter 2014 distribution of 37 cents per common unit. The distribution, as set by the board of CVR Refining GP, LLC, the general partner of CVR Refining, will be paid on March 9, 2015, to unitholders of record on March 2, 2015.

CVR Refining’s fourth quarter cash distribution brings the cumulative cash distributions paid or declared for 2014 to $2.85 per common unit.

CVR Refining, LP is a variable distribution master limited partnership. As a result, its quarterly distributions, if any, will vary from quarter to quarter due to several factors, including, but not limited to, its operating performance, fluctuations in the prices paid for crude oil and other feedstocks, as well as the prices received for finished products, and other cash reserves deemed necessary or appropriate by the board of directors of its general partner.

Fourth Quarter 2014 Earnings Conference Call

CVR Refining previously announced that it will host its fourth quarter 2014 Earnings Conference Call for analysts and investors on Thursday, Feb. 19, at 1 p.m. Eastern.

The Earnings Conference Call will be broadcast live over the Internet at http://www.videonewswire.com/event.asp?id=101500. For investors or analysts who want to participate during the call, the dial-in number is (877) 407-8289.

For those unable to listen live, the Webcast will be archived and available for 14 days at http://www.videonewswire.com/event.asp?id=101500. A repeat of the conference call can be accessed by dialing (877) 660-6853, conference ID 13600361.

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This release serves as a qualified notice to nominees and brokers as provided for under Treasury Regulation Section 1.1446-4(b). Please note that 100 percent of CVR Refining’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, CVR Refining’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.

Forward-Looking Statements
This news release contains forward-looking statements. You can generally identify forward-looking statements by our use of forward-looking terminology such as “outlook,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. For a discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. These risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. CVR Refining disclaims any intention or obligation to update publicly or revise its forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

About CVR Refining, LP
Headquartered in Sugar Land, Texas, CVR Refining, LP is an independent downstream energy limited partnership that owns refining and related logistics assets in the Midcontinent United States. CVR Refining’s subsidiaries operate a complex full coking medium-sour crude oil refinery with a rated capacity of 115,000 barrels per calendar day (bpcd) in Coffeyville, Kansas, and a complex crude oil refinery with a rated capacity of 70,000 bpcd in Wynnewood, Oklahoma. CVR Refining’s subsidiaries also operate supporting logistics assets including approximately 336 miles of owned and leased pipelines, approximately 150 crude oil transports, a network of strategically located crude oil gathering tank farms, and more than six million barrels of owned and leased crude oil storage capacity.

For further information, please contact:

Investor Contacts:
Jay Finks
CVR Refining, LP
(913) 982-0481
IR@CVRRefining.com

Media Relations:
Angie Dasbach
CVR Refining, LP
(281) 207-3550
MediaRelations@CVRRefining.com

CVR Refining, LP

Financial and Operational Data (all information in this release is unaudited other than the statement of operations and cash flow data for the year ended December 31, 2013 and the balance sheet data as of December 31, 2013).

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(in millions, except per unit data)
Statement of Operations Data:
Net sales	$1,772.8	$2,360.9	$8,829.7	$8,683.5
Cost of product sold	1,723.8	2,209.7	8,013.4	7,526.7
Direct operating expenses	112.9	87.2	416.0	361.7
Selling, general and administrative expenses	16.8	20.0	70.6	77.8
Depreciation and amortization	32.6	29.1	122.5	114.3
Operating income (loss)	(113.3)	14.9	207.2	603.0
Interest expense and other financing costs	(9.7)	(9.3)	(34.2)	(44.1)
Interest income	0.1	0.1	0.3	0.4
Gain (loss) on derivatives, net	14.5	(115.9)	185.6	57.1
Loss on extinguishment of debt	—	—	—	(26.1)
Other income (expense), net	(0.1)	—	(0.2)	0.1
Income (loss) before income tax expense	(108.5)	(110.2)	358.7	590.4
Income tax expense	—	—	—	—
Net income (loss)	$(108.5)	$(110.2)	$358.7	$590.4

Net income subsequent to initial public offering (January 23, 2013 - December 31, 2013)				$512.6
Net income (loss) per common unit - basic(1)	$(0.73)	$(0.75)	$2.43	$3.47
Net income (loss) per common unit - diluted(1)	$(0.73)	$(0.75)	$2.43	$3.47

Adjusted EBITDA*	$104.6	$117.5	$621.6	$712.0
Available cash for distribution*	$54.7	$67.4	$421.5	$546.0

Weighted average, number of common units outstanding (in thousands):
Basic	147,600	147,600	147,600	147,600
Diluted	147,600	147,600	147,600	147,600

(1) Net income per common unit for the year ended December 31, 2013 of $3.47 reflects net income per common unit since the closing the Partnership’s initial public offering (“Offering”) on January 23, 2013. Including net income for the full year ended December 31, 2013, net income per common unit would have been $4.00 per common unit.

*    See “Use of Non-GAAP Financial Measures” below.

	As of December 31, 2014	As of December 31, 2013
	(in millions)
Balance Sheet Data:
Cash and cash equivalents	$370.2	$279.8
Working capital	504.5	656.9
Total assets	2,417.8	2,533.3
Total debt, including current portion	581.4	582.7
Total partners’ capital	1,450.1	1,522.1

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(in millions)
Cash Flow Data:
Net cash flow provided by (used in):
Operating activities	$128.1	$117.6	$715.8	$601.0
Investing activities	(37.1)	(63.7)	(191.2)	(204.4)
Financing activities	(80.0)	(24.6)	(434.2)	(269.9)
Net cash flow	$11.0	$29.3	$90.4	$126.7

Capital expenditures for property, plant and equipment	$37.1	$63.7	$191.3	$204.5

Operating Data

The following tables set forth information about our consolidated operations and our Coffeyville and Wynnewood refineries. Reconciliations of certain non-GAAP financial measures are provided under “Use of Non-GAAP Financial Measures” below.

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Key Operating Statistics:
Per crude oil throughput barrel:
Refining margin*	$2.71	$8.14	$11.38	$16.90
FIFO impact (favorable) unfavorable	8.57	3.34	2.24	(0.31)
Refining margin adjusted for FIFO impact*	11.28	11.48	13.62	16.59
Gross profit (loss)*	(5.35)	1.88	3.87	9.94
Direct operating expenses and major scheduled turnaround expenses	6.26	4.70	5.80	5.28
Direct operating expenses excluding major scheduled turnaround expenses	6.19	4.70	5.70	5.28
Direct operating expenses and major scheduled turnaround expenses per barrel sold	$5.76	$4.27	$5.44	$5.00
Barrels sold (barrels per day)	213,256	222,140	209,669	198,142

	Three Months Ended December 31,				Year Ended December 31,
	2014		2013		2014		2013
Refining Throughput and Production Data (bpd):
Throughput:
Sweet	181,063	85.3%	155,326	71.6%	179,059	86.2%	149,147	75.4%
Medium	3,383	1.6%	22,834	10.5%	2,022	1.0%	19,151	9.7%
Heavy sour	11,700	5.5%	23,614	10.9%	15,464	7.4%	19,270	9.8%
Total crude oil throughput	196,146	92.4%	201,774	93.0%	196,545	94.6%	187,568	94.9%
All other feedstocks and blendstocks	16,117	7.6%	15,102	7.0%	11,284	5.4%	10,121	5.1%
Total throughput	212,263	100.0%	216,876	100.0%	207,829	100.0%	197,689	100.0%
Production:
Gasoline	107,158	50.1%	109,902	50.2%	102,275	48.9%	94,561	47.7%
Distillate	88,119	41.2%	90,572	41.3%	87,639	41.9%	82,089	41.4%
Other (excluding internally produced fuel)	18,526	8.7%	18,689	8.5%	19,149	9.2%	21,617	10.9%
Total refining production (excluding internally produced fuel)	213,803	100.0%	219,163	100.0%	209,063	100.0%	198,267	100.0%
Product price (dollars per gallon):
Gasoline	$1.93		$2.40		$2.53		$2.72
Distillate	2.40		2.96		2.81		3.02

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Market Indicators (dollars per barrel):
West Texas Intermediate (WTI) NYMEX	$73.20	$97.61	$92.91	$98.05
Crude Oil Differentials:
WTI less WTS (light/medium sour)	2.19	4.14	5.95	2.64
WTI less WCS (heavy sour)	15.42	31.66	18.48	24.58
NYMEX Crack Spreads:
Gasoline	9.83	14.14	17.29	21.44
Heating Oil	24.12	28.02	23.59	27.60
NYMEX 2-1-1 Crack Spread	16.97	21.08	20.44	24.52
PADD II Group 3 Basis:
Gasoline	(2.92)	(10.95)	(4.45)	(4.54)
Ultra Low Sulfur Diesel	3.51	(2.65)	0.75	0.58
PADD II Group 3 Product Crack:
Gasoline	6.91	3.19	12.84	16.90
Ultra Low Sulfur Diesel	27.63	25.36	24.34	28.18
PADD II Group 3 2-1-1	17.27	14.28	18.59	22.54

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(in millions, except operating statistics)
Coffeyville Refinery Financial Results:
Net sales	$1,214.2	$1,536.8	$5,755.5	$5,370.8
Cost of product sold	1,186.3	1,442.2	5,254.9	4,648.6
Refining margin*	27.9	94.6	500.6	722.2
Direct operating expenses	54.4	48.7	223.6	219.4
Major scheduled turnaround expenses	—	—	5.5	—
Depreciation and amortization	19.2	17.9	73.6	70.8
Gross profit (loss)*	$(45.7)	$28.0	$197.9	$432.0

Refining margin adjusted for FIFO impact*	$139.7	$142.8	$615.8	$710.0

Coffeyville Refinery Key Operating Statistics:
Per crude oil throughput barrel:
Refining margin*	$2.39	$8.41	$11.46	$17.90
FIFO impact (favorable) unfavorable	9.58	4.28	2.64	(0.30)
Refining margin adjusted for FIFO impact*	11.97	12.69	14.10	17.60
Gross profit (loss)*	(3.91)	2.49	4.53	10.71
Direct operating expenses and major scheduled turnaround expenses	4.66	4.33	5.24	5.44
Direct operating expenses excluding major scheduled turnaround expenses	4.66	4.33	5.12	5.44
Direct operating expenses and major scheduled turnaround expenses per barrel sold	$4.10	$3.78	$4.73	$5.00
Barrels sold (barrels per day)	144,151	139,891	132,791	120,166

	Three Months Ended December 31,				Year Ended December 31,
	2014		2013		2014		2013
Coffeyville Refinery Throughput and Production Data (bpd):
Throughput:
Sweet	111,791	80.2%	98,180	73.8%	103,018	80.0%	90,818	77.1%
Medium	3,383	2.4%	453	0.3%	1,222	1.0%	453	0.4%
Heavy sour	11,700	8.4%	23,614	17.8%	15,464	12.0%	19,270	16.3%
Total crude oil throughput	126,874	91.0%	122,247	91.9%	119,704	93.0%	110,541	93.8%
All other feedstocks and blendstocks	12,510	9.0%	10,773	8.1%	9,047	7.0%	7,253	6.2%
Total throughput	139,384	100.0%	133,020	100.0%	128,751	100.0%	117,794	100.0%
Production:
Gasoline	71,045	49.8%	67,406	49.3%	64,002	48.6%	56,262	46.8%
Distillate	60,448	42.4%	57,280	41.9%	56,381	42.8%	50,353	41.9%
Other (excluding internally produced fuel)	11,206	7.8%	11,943	8.8%	11,314	8.6%	13,499	11.3%
Total refining production (excluding internally produced fuel)	142,699	100.0%	136,629	100.0%	131,697	100.0%	120,114	100.0%

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(in millions, except operating statistics)
Wynnewood Refinery Financial Results:
Net sales	$557.5	$823.0	$3,069.8	$3,308.4
Cost of product sold	537.1	767.3	2,758.1	2,877.5
Refining margin*	20.4	55.7	311.7	430.9
Direct operating expenses	57.1	38.5	185.5	142.4
Major scheduled turnaround expenses	1.3	—	1.3	—
Depreciation and amortization	11.5	9.9	41.8	38.6
Gross profit (loss)*	$(49.5)	$7.3	$83.1	$249.9

Refining margin adjusted for FIFO impact*	$63.2	$69.6	$357.3	$421.7

Wynnewood Refinery Key Operating Statistics:
Per crude oil throughput barrel:
Refining margin*	$3.20	$7.62	$11.11	$15.33
FIFO impact (favorable) unfavorable	6.72	1.89	1.63	(0.33)
Refining margin adjusted for FIFO impact*	9.92	9.51	12.74	15.00
Gross profit (loss)*	(7.78)	1.00	2.96	8.89
Direct operating expenses and major scheduled turnaround expenses	9.17	5.27	6.66	5.06
Direct operating expenses excluding major scheduled turnaround expenses	8.96	5.27	6.61	5.06
Direct operating expenses and major scheduled turnaround expenses per barrel sold	$9.19	$5.09	$6.66	$5.00
Barrels sold (barrels per day)	69,105	82,249	76,878	77,976

	Three Months Ended December 31,				Year Ended December 31,
	2014		2013		2014		2013
Wynnewood Refinery Throughput and Production Data (bpd):
Throughput:
Sweet	69,272	95.1%	57,146	68.1%	76,041	96.2%	58,329	73.0%
Medium	—	—%	22,381	26.7%	800	1.0%	18,698	23.4%
Heavy sour	—	—%	—	—%	—	—%	—	—%
Total crude oil throughput	69,272	95.1%	79,527	94.8%	76,841	97.2%	77,027	96.4%
All other feedstocks and blendstocks	3,607	4.9%	4,329	5.2%	2,237	2.8%	2,868	3.6%
Total throughput	72,879	100.0%	83,856	100.0%	79,078	100.0%	79,895	100.0%
Production:
Gasoline	36,113	50.8%	42,496	51.5%	38,273	49.5%	38,299	49.0%
Distillate	27,671	38.9%	33,292	40.3%	31,258	40.4%	31,736	40.6%
Other (excluding internally produced fuel)	7,320	10.3%	6,746	8.2%	7,835	10.1%	8,118	10.4%
Total refining production (excluding internally produced fuel)	71,104	100.0%	82,534	100.0%	77,366	100.0%	78,153	100.0%

________________________________

Cost of product sold, direct operating expenses and selling, general and administrative expenses are all reflected exclusive of depreciation and amortization.

Use of Non-GAAP Financial Measures

To supplement our actual results in accordance with GAAP for the applicable periods, the Partnership also uses the non-GAAP financial measures noted above, which are reconciled to our GAAP-based results below. These non-GAAP financial measures should not be considered an alternative for GAAP results. The adjustments are provided to enhance an overall understanding of the Partnership’s financial performance for the applicable periods and are indicators management believes are relevant and useful for planning and forecasting future periods.

Refining margin per crude oil throughput barrel is a measurement calculated as the difference between net sales and cost of product sold (exclusive of depreciation and amortization). Refining margin is a non-GAAP measure that we believe is important to investors in evaluating our refineries’ performance as a general indication of the amount above our cost of product sold at which we are able to sell refined products. Each of the components used in this calculation (net sales and cost of product sold exclusive of depreciation and amortization) can be taken directly from our Statement of Operations. Our calculation of refining margin may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure. In order to derive the refining margin per crude oil throughput barrel, we utilize the total dollar figures for refining margin as derived above and divide by the applicable number of crude oil throughput barrels for the period. We believe that refining margin is important to enable investors to better understand and evaluate our ongoing operating results and allow for greater transparency in the review of our overall financial, operational and economic performance.

Refining margin per crude oil throughput barrel adjusted for FIFO impact is a measurement calculated as the difference between net sales and cost of product sold (exclusive of depreciation and amortization) adjusted for FIFO impacts. Refining margin adjusted for FIFO impact is a non-GAAP measure that we believe is important to investors in evaluating our refineries’ performance as a general indication of the amount above our cost of product sold (taking into account the impact of our utilization of FIFO) at which we are able to sell refined products. Our calculation of refining margin adjusted for FIFO impact may differ from calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure. Under our FIFO accounting method, changes in crude oil prices can cause fluctuations in the inventory valuation of our crude oil, work in process and finished goods, thereby resulting in favorable FIFO impacts when crude oil prices increase and unfavorable FIFO impacts when crude oil prices decrease.

Gross profit (loss) is calculated as the difference between net sales, cost of product sold (exclusive of depreciation and amortization), direct operating expenses (exclusive of depreciation and amortization), major scheduled turnaround expenses and depreciation and amortization. Gross profit (loss) per crude throughput barrel is calculated as gross profit (loss) as derived above divided by our refineries’ crude oil throughput volumes for the respective periods presented. Gross profit (loss) is a non-GAAP measure that should not be substituted for operating income (loss). Management believes it is important to investors in evaluating our refineries’ performance and our ongoing operating results. Our calculation of gross profit (loss) may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.

EBITDA and Adjusted EBITDA. EBITDA represents net income (loss) before (i) interest expense and other financing costs, net of interest income, (ii) income tax expense and (iii) depreciation and amortization. Adjusted EBITDA represents EBITDA adjusted for FIFO impacts (favorable) unfavorable; share-based compensation, non-cash; loss on extinguishment of debt; major scheduled turnaround expenses; (gain) loss on derivatives, net and current period settlements on derivative contracts. We present Adjusted EBITDA because it is the starting point for our calculation of available cash for distribution. EBITDA and Adjusted EBITDA are not recognized terms under GAAP and should not be substituted for net income (loss) or cash flow from operations. Management believes that EBITDA and Adjusted EBITDA enable investors to better understand our ability to make distributions to our common unitholders, help investors evaluate our ongoing operating results and allow for greater transparency in reviewing our overall financial, operational and economic performance. EBITDA and Adjusted EBITDA presented by other companies may not be comparable to our presentation, since each company may define these terms differently. Below is a reconciliation of net income (loss) to EBITDA and EBITDA to Adjusted EBITDA for the three months and years ended December 31, 2014 and 2013:

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(in millions)
Net income (loss)	$(108.5)	$(110.2)	$358.7	$590.4
Add:
Interest expense and other financing costs, net of interest income	9.6	9.2	33.9	43.7
Income tax expense	—	—	—	—
Depreciation and amortization	32.6	29.1	122.5	114.3
EBITDA	(66.3)	(71.9)	515.1	748.4
Add:
FIFO impacts (favorable) unfavorable	154.6	62.0	160.8	(21.3)
Share-based compensation, non-cash	0.5	1.2	2.3	9.5
Loss on extinguishment of debt	—	—	—	26.1
Major scheduled turnaround expenses	1.3	—	6.8	—
(Gain) loss on derivatives, net	(14.5)	115.9	(185.6)	(57.1)
Current period settlements on derivative contracts (a)	29.0	10.3	122.2	6.4
Adjusted EBITDA	$104.6	$117.5	$621.6	$712.0
_________________________

(a)
Represents the portion of gain (loss) on derivatives, net related to contracts that matured during the respective periods and settled with counterparties. There are no premiums paid or received at inception of the derivative contracts and upon settlement, there is no cost recovery associated with these contracts.

Available cash for distribution is not a recognized term under GAAP. Available cash should not be considered in isolation or as an alternative to net income (loss) or operating income (loss) as a measure of operating performance. In addition, available cash for distribution is not presented as, and should not be considered, an alternative to cash flows from operations or as a measure of liquidity. Available cash as reported by the Partnership may not be comparable to similarly titled measures of other entities, thereby limiting its usefulness as a comparative measure.

The Partnership announced a cash distribution of $0.37 per common unit for the fourth quarter of 2014. The distribution was based on the Partnership’s available cash, which equaled Adjusted EBITDA reduced for cash needed for (i) debt service; (ii) reserves for environmental and maintenance capital expenditures; (iii) reserves for future major scheduled turnaround expenses and, to the extent applicable, (iv) reserves for future operating or capital needs that the board of directors of our general partner deems necessary or appropriate, if any. Available cash for distributions may be increased by previously established cash reserves, if any, and other excess cash, at the discretion of the board of directors of our general partner. Actual distributions are set by the board of directors of our general partner. The board of directors of our general partner may modify our cash distribution policy at any time, and our partnership agreement does not require us to make distributions at all.

Three Months Ended December 31, 2014
(in millions, except per unit data)
Reconciliation of Adjusted EBITDA to Available cash for distribution
Adjusted EBITDA	$104.6
Adjustments:
Less:
Cash needs for debt service	(10.0)
Reserves for environmental and maintenance capital expenditures	(31.2)
Reserves for future turnarounds	(8.7)
Available cash for distribution	$54.7

Available cash for distribution, per unit	$0.37
Common units outstanding (in thousands)	147,600

Derivatives Summary. The Partnership enters into commodity swap contracts through crack spread swap agreements with financial counterparties to fix the spread risk between the crude oil the Partnership purchases and the refined products the refineries produce for sale. Through these swaps, the Partnership will sell a fixed differential for the value between the selected refined product benchmark and the benchmark crude oil price, thereby locking in a margin for a portion of the refineries’ production. The physical volumes are not exchanged and these contracts are net settled with cash. From time to time, the Partnership holds various NYMEX positions through a third-party clearing house.

The table below summarizes our open commodity swap positions as of December 31, 2014. The positions are primarily in the form of crack spread swap agreements with financial counterparties, wherein the Partnership has locked in differentials at the fixed prices noted below. As of December 31, 2014 the open commodity swap positions below were comprised of approximately 93.4% for distillate crack swaps and 6.6% for gasoline crack swaps.

Commodity Swaps	Barrels	Fixed Price(1)
First Quarter 2015	1,800,000	$25.60
Second Quarter 2015	2,775,000	23.71
Third Quarter 2015	1,575,000	23.50
Fourth Quarter 2015	450,000	30.05

First Quarter 2016	615,000	29.01
Second Quarter 2016	615,000	29.01
Third Quarter 2016	615,000	29.01
Fourth Quarter 2016	615,000	29.01

Total	9,060,000	$25.80
____________________

(1)	Weighted-average price of all positions for period indicated.

Q1 2015 Outlook. The table below summarizes our outlook for certain refining statistics for the first quarter of 2015. See "forward looking statements."

	Q1 2015
	Low	High
Refinery Statistics:
Total crude oil throughput (bpd)	190,000	200,000
Total refining production (bpd)	200,000	210,000